UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 20, 2022
Date of Report (date of earliest event reported)
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Rivian Automotive, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41042 (Commission File Number)	47-3544981 (IRS Employer Identification Number)
14600 Myford Road Irvine, California 92606
(Address of principal executive offices) (Zip code)
(888) 748-4261
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harald Kroeger has resigned as a member of the Rivian Automotive, Inc. Board of Directors (the "Board"), effective December 20, 2022. Given the recent announcement of Mr. Kroeger's new roles with another company effective January 1, 2023, the Board concluded that there were now potential conflicts of interest for Mr. Kroeger. Mr. Kroeger has served on the Board since August 2022. Mr. Kroeger was a Class II director and was not a member of any committees of the Board. Following Mr. Kroeger's resignation, the Board will reduce the size of the Board to seven members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: December 20, 2022	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer